                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [x]

Filed by a party other than the registrant [ ]

Check the appropriate box:

      [ ]   Preliminary proxy statement

      [x]   Definitive proxy statement

      [ ] Confidential, For Use of the Commission Only (as permitted by 14a-6(e)(2))

      [ ]   Definitive additional materials

      [ ]   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              NYMEX HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

      [x]   No fee required

      [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
            0-11.

            (1) Title of each class of securities to which transaction applies:

            (2)   Aggregate number of securities to which transaction applies:

            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            (4)   Proposed maximum aggregate value of transaction:

            (5)   Total fee paid:

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

            (1)   Amount previously paid:

            (2)   Form, schedule or registration statement no.:

            (3)   Filing party:

            (4)   Date filed:

                              NYMEX HOLDINGS, INC.
                       NEW YORK MERCANTILE EXCHANGE, INC.
                  ONE NORTH END AVENUE, WORLD FINANCIAL CENTER
                         NEW YORK, NEW YORK 10282-1101
                                 (212) 299-2000
                            ------------------------

        NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF NYMEX HOLDINGS, INC.
                                      AND
             CLASS A MEMBERS OF NEW YORK MERCANTILE EXCHANGE, INC.
                       TO BE HELD TUESDAY, MARCH 19, 2002

To the Stockholders of NYMEX Holdings, Inc.:

     NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of NYMEX Holdings, Inc., (the "Company") a Delaware corporation, will be held on Tuesday, March 19, 2002, at 3:00 p.m., (New York Time), at One North End Avenue, Boardroom 1016, New York, New York 10282-1101 for the following purposes:

Election of Directors

     - To elect one (1) Vice Chairman whose term ends in the year 2005;

     - To elect one (1) Floor Broker director whose term ends in the year 2005;

     - To elect one (1) Local director whose term ends in the year 2005;

     - To elect one (1) Futures Commission Merchant director whose term ends in the year 2005;

     - To elect two (2) Trade directors whose terms end in the years 2004 and 2005;

     - To elect one (1) At Large director whose term ends in the year 2005;

     - To elect one (1) Equity Holder director whose term ends in the year 2005; and

     - To elect one (1) Public director whose term ends in the year 2005.

Other Business

     - To approve an Incentive Compensation Plan as described in this Proxy Statement; and

     - Any other business that may properly come before the meeting.

To the Class A Members of New York Mercantile Exchange, Inc.:

     NOTICE IS HEREBY GIVEN that an Annual Meeting of Class A members of New York Mercantile Exchange, Inc. ("NYMEX Exchange"), a Delaware corporation, will be held on Tuesday, March 19, 2002, at 3:00 p.m., (New York Time), at One North End Avenue, Boardroom 1016, New York, New York 10282-1101 for the following purposes:

     - To approve an amendment to bylaw Section 401 ("Executive Committee") of NYMEX Exchange; and

     - Any other business that may properly come before the meeting.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice, which you are encouraged to read carefully.

     Only Stockholders and Class A members of record at the close of business on February 25, 2002 are entitled to notice of and to vote at the Annual Meeting of Stockholders and Class A members.

     All Stockholders and Class A members are invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card and proxy envelope in the postage-prepaid envelope enclosed for that purpose in accordance with the voting instructions contained within the Proxy Statement. Any Stockholder and Class A member attending the Annual Meeting of Stockholders and Class A members may vote in person even if such person has previously returned a proxy.

     A Proxy Statement, proxy card, proxy envelope and return envelope accompany this notice.

                                          By Order of the Boards of Directors of
                                          NYMEX Holdings, Inc. and
                                          New York Mercantile Exchange Inc.

                                          GARY RIZZI
                                          Corporate Secretary
Dated: March 4, 2002

                              NYMEX HOLDINGS, INC.
                       NEW YORK MERCANTILE EXCHANGE, INC.
                              ONE NORTH END AVENUE
                             WORLD FINANCIAL CENTER
                         NEW YORK, NEW YORK 10282-1101
                                 (212) 299-2000

                         ANNUAL MEETING OF STOCKHOLDERS
                                      AND
                                CLASS A MEMBERS
                     TO BE HELD TUESDAY, MARCH 19, 2002 AT:
                      ONE NORTH END AVENUE, BOARDROOM 1016
                         NEW YORK, NEW YORK 10282-1101

                    PROXY STATEMENT FOR AN ANNUAL MEETING OF
                        STOCKHOLDERS AND CLASS A MEMBERS

     The enclosed Proxy is solicited on behalf of NYMEX Holdings, Inc. (the "Company") and New York Mercantile Exchange, Inc. ("NYMEX Exchange") for use at the Annual Meeting of Stockholders and Class A members (the "Annual Meeting") to be held on Tuesday, March 19, 2002 at 3:00 p.m., (New York Time), and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at One North End Avenue, Boardroom 1016, New York, New York 10282-1101.

     All shares of common stock and Class A memberships represented by proxy will be voted in the manner indicated on the proxy card. Your presence at the Annual Meeting will not revoke your proxy, but if you vote at the meeting, that vote will revoke your proxy as to the matter on which your vote is cast.

     The Company and NYMEX Exchange anticipate that these proxy solicitation materials will be mailed on or about March 4, 2002 to all Stockholders and Class A members entitled to vote at the Annual Meeting. Only Stockholders and Class A members of record as of the close of business on February 25, 2002 are entitled to notice of and to vote at the Annual Meeting or any adjournment of the meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD AND PROXY ENVELOPE PROVIDED.

RECORD DATE

     The holders of record of voting stock and Class A memberships at the close of business on February 25, 2002 are entitled to notice of the Annual Meeting. At the Record Date, the Company's voting stock included 816 shares of issued and outstanding common stock with a par value of $0.01 per share. At the Record Date, the Exchange had 816 Class A memberships issued and outstanding.

VOTING BY PROXY

     You may vote by your signed, written proxy. You have been provided with the number of proxy cards and proxy envelopes equal to the number of shares of common stock and Class A memberships held by you, which corresponds to the number of NYMEX Exchange seats that you own or that are registered in your name under an ABC Agreement. The following procedures shall be followed by both Stockholders and Class A members for voting by proxy:

          1. Complete the proxy card indicating your vote with respect to the election of directors by marking an "X" next to the name of each individual within a particular category of directors for whom you are voting in favor of becoming a director. YOU MAY NOT VOTE FOR MORE THAN THE NUMBER OF OPEN POSITIONS STATED IN THE DIRECTIONS FOR EACH CATEGORY OF DIRECTORS. Additionally, with respect to the proposal to approve the Company's Incentive Compensation Plan and the proposal to amend the bylaws of NYMEX Exchange, please indicate whether you are voting FOR or AGAINST each proposal, or abstaining from voting, by marking an "X" next to "FOR," "AGAINST" or "ABSTAIN."

          2. Insert the proxy card into the proxy envelope, sign the proxy and seal the proxy envelope. Make certain that you complete the proxy printed on the back of the proxy envelope. Please note that the date must be inserted, and you must sign and print your name on the proxy envelope where indicated. If the proxy envelope and proxy card are not properly filled out, each will be null and void.

          3. Only one proxy card may be inserted into each proxy envelope. If more than one proxy card is inserted into a proxy envelope, all such votes will be null and void. Any proxy card received by the Office of the Corporate Secretary without the enclosed proxy envelope will be null and void.

          4. If the number of proxy cards submitted by a Stockholder exceeds the number of shares of common stock owned or registered to him by virtue of an ABC Agreement, the proxy(ies) bearing the latest date(s) shall be presumed to revoke all proxy(ies) bearing earlier dates.

          5. If the number of proxy cards submitted by a Stockholder exceeds the number of shares of common stock and Class A memberships owned or registered to a Stockholder by virtue of an ABC Agreement and such proxy(ies) each bear the latest date, all proxy(ies) signed by the Stockholder shall be null and void.

          6. A Stockholder who personally attends and casts a vote at the Annual Meeting shall be presumed to have revoked all proxy(ies) previously issued by the Stockholder as to the matter on which such vote is cast.

          7. In order to be accepted, proxy card(s) must be received by the Office of the Corporate Secretary located at NYMEX Holdings, Inc., One North End Avenue, Suite 1563, New York, New York 10282-1101, Attention:
     Donna Talamo, telephone number (212) 299-2372, no later than 3:00 p.m. (New York Time) on Tuesday, March 19, 2002. Proxy card(s) received after 3:00 p.m. (New York Time) on Tuesday, March 19, 2002 will not be counted. For your convenience, a self-addressed, postage-paid envelope is enclosed.

          8. Stockholders may vote by facsimile. The fax number is (212) 301-4645. In order to vote by fax, your fax must be received by 3:00 p.m. (New York Time) on Tuesday, March 19, 2002 and must be in the form of the enclosed proxy card and proxy envelope. A Stockholder with more than one share of stock and a Class A membership who wishes to vote via fax must submit a separate proxy card and proxy envelope for each share owned or held by virtue of an ABC Agreement in his name.

     The death or incapacity of a person who gives a proxy will not revoke the proxy, unless the fiduciary who has control of the shares represented by the proxy notifies the Office of the Corporate Secretary in writing of such death or incapacity.

REVOCABILITY OF PROXY

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Office of the Corporate Secretary of the Company at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

     Each share of common stock is entitled to one vote on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors. Each Class A membership is entitled to one vote with respect to the proposed change to NYMEX Exchange's bylaws.

     Shares of common stock and Class A memberships represented by properly executed proxy(ies) will, unless such proxy(ies) has been previously revoked, be voted in accordance with the instructions indicated thereon.

     The Company and NYMEX Exchange will bear the cost of soliciting proxies but will not bear the cost of solicitation by Stockholders. The Company and NYMEX Exchange are soliciting proxies by mail. Directors and Stockholders may solicit proxies personally, by facsimile or by telephone.

     ANY QUESTIONS OR REQUESTS FOR ASSISTANCE REGARDING THE ANNUAL MEETING OF STOCKHOLDERS AND CLASS A MEMBERS, THIS PROXY STATEMENT, THE ENCLOSED PROXY CARD OR PROXY ENVELOPE MAY BE DIRECTED TO: OFFICE OF THE CORPORATE SECRETARY - NYMEX HOLDINGS, INC., ONE NORTH END AVENUE, SUITE 1563, NEW YORK, NEW YORK 10282-1101,
ATTENTION: DONNA TALAMO, TELEPHONE: (212) 299-2372, FAX: (212) 301-4645.

QUORUM; REQUIRED VOTE; ABSTENTIONS; NON-VOTES -- THE COMPANY

     The presence in person or by proxy of the holders of one-third of the outstanding shares of the Company's common stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting of Stockholders. Elections of directors shall be determined by a plurality of the votes cast. The approval of the Incentive Compensation Plan requires the affirmative vote of a majority of the votes cast. Shares that are voted "FOR" or "AGAINST" a matter are treated as being present at the meeting for purposes of establishing a quorum. Abstentions and non-votes will also be counted for purposes of determining the presence or absence of a quorum.

QUORUM; REQUIRED VOTE; ABSTENTIONS; NON-VOTES -- NYMEX EXCHANGE

     The presence in person or by proxy of 150 members of NYMEX Exchange is necessary to constitute a quorum for the transaction of NYMEX Exchange business at the Annual Meeting of Class A members. The approval of the proposed amendment to NYMEX Exchange's bylaws requires the affirmative vote of at least a majority of the outstanding Class A memberships and the Class B member (i.e., the Company), voting together as a single class. Members that vote "FOR" or "AGAINST" the proposed bylaw amendment are treated as being present at the meeting for purposes of establishing a quorum. Abstentions and non-votes will also be counted for purposes of determining the presence or absence of a quorum.

                                    PROPOSAL

                             ELECTION OF DIRECTORS

NOMINEES

     The Certificate of Incorporation and bylaws of the Company provide for a Board of Directors of twenty-five (25) directors. At present, there are eight
(8) expiring director positions and one (1) vacancy on the Board of Directors. In each category other than the Trade Director category, there is one position to be filled for a term expiring in 2005. There are two (2) positions to be filled in the Trade Director category; one term expiring in 2005 and one term expiring in 2004. The nominee in the Trade Director category who receives the largest number of votes shall be elected to the term expiring in 2005, and the nominee receiving the second largest number of votes shall be elected to the term expiring in 2004.

     The name of each nominee, together with his respective category, is set forth below:

                                 VICE CHAIRMAN

ROBERT COAKLEY                        Director since 1999                                       Age 38
                                      Member since 1990

Mr. Coakley has been a member of NYMEX Exchange since 1990 and a director since 1999. From 1995 to 1998, Mr. Coakely was President of WIN Futures. From 1998 to 2000, he was a Vice President of FIMAT USA, Inc. In March 2000, Mr. Coakley reassumed his position as President of WIN Futures.

MITCHELL STEINHAUSE                   Vice Chairman                                             Age 54
                                      Director since 1992
                                      Member since 1975

Mr. Steinhause was elected Vice Chairman of the Board in March 2000. He is presently a local trader. He previously served as Corporate Secretary from 1996 to 1998 and has been a member of NYMEX Exchange since 1975 as both a floor broker and a local trader.

                                  FLOOR BROKER

VINCENT GREENAN                       Member since 1983                                         Age 41

Mr. Greenan started his career at NYMEX in 1982 with Gerald Commodities. Mr. Greenan is an Assistant Vice President with Man Financial where he has worked for the last 17 years. He has also served on the Floor, Settlement, Membership, Arbitration and Facilities Committees at the Exchange.

STEVEN KARVELLAS                      Director since 1996                                       Age 42
                                      Member since 1990

Mr. Karvellas has been an independent floor broker since 1990. Mr. Karvellas has been a member of both NYMEX Exchange and the COMEX Division since that time. He began his career as a clerk on COMEX in 1984 and was elected to the COMEX Board of Governors in 1987.

                                     LOCAL

KEVIN MCDONNELL                       Director since 1999                                       Age 42
                                      Member since 1984

Mr. McDonnell has been an independent floor trader since 1985. Mr. McDonnell has been a member of NYMEX Exchange since 1984.

                          FUTURES COMMISSION MERCHANT

RICHARD SCHAEFFER                     Treasurer                                                 Age 49
                                      Director since 1990
                                      Member since 1981

Mr. Schaeffer has been a Senior Vice President and Director of Global Energy Futures for ABN AMRO, Inc. since 1997. Mr. Schaeffer has been the NYMEX Division's Treasurer since March 1993. From 1987 to 1997, Mr. Schaeffer had been a Senior Vice President/Director of the Chicago Corp., which was a clearing member of both NYMEX Exchange and the COMEX Division until its merger with ABN AMRO, Inc.

                     TRADE (2 POSITIONS OPEN FOR ELECTION)

STEPHEN FORMAN                        Member since 2000                                         Age 46

Mr. Forman began his career as a margin clerk for Shearson Hayden Stone in 1974. He has been the conferring member and Deputy Managing Director-Tangible Commodities of FIMAT USA, Inc. Since October 2001, Mr. Forman has served on various exchange committees and Futures Industry operations committees, including the Board of Directors of Futures and Options for Kids, and has been an arbitrator for the National Futures Association since 1992. Mr. Forman is currently a member of the COMEX Business Conduct Committee and the New York Board of Trade Clearing Corporation.

A. GEORGE GERO                        Director since 1999                                       Age 65
                                      Member since 1966

Mr. Gero has been a Senior Vice President-Investments and a First Vice President of the Futures Division of Prudential Securities Inc., since 1988. Mr. Gero had first served as a board member of NYMEX Exchange in 1976 and has been a member of COMEX since 1976, the American Stock Exchange since 1995 and NYMEX Exchange since 1966. He is also the Chairman of the NYMEX PAC and Chairman of the Commodity Floor Brokers and Traders Association. Mr. Gero is currently a board member of the New York Futures Exchange, International Precious Metals Institute and FINEX and was previously a director of the Commodity Clearing Corporation.

                                    AT LARGE

ERIC BOLLING                          Member since 1988                                         Age 40

Mr. Bolling began his career at NYMEX as a floor broker for SHB Commodities in 1988. Previously, he had worked for Mobil Oil as a marketing representative. He currently serves on the Natural Gas Advisory and Local Advisory Committees at the Exchange. In the past, Mr. Bolling has served on the Adjudication, Floor and Options Advisory Committees. Additionally, he is a seat owner and member of COMEX and NYBOT. Since 1991, Mr. Bolling has been an independent floor trader.

RICHARD BUCCELLATO                    Member since 1974                                         Age 55

Mr. Buccellato has been a NYMEX member since 1974, a COMEX member since 1979 and a New York Cotton Exchange member since 1977. In 1972, the inception of his career, he worked as a clerk for a floor operation owned by his brother. In the last 30 years Mr. Buccellato has operated a floor brokerage operation, a clearing house for locals, B&B Commodities, and a self-clearing house, Bucc Trading Corp. 007 which is still active today. During his tenure, Mr. Buccellato has served on numerous committees and currently serves on both the NYMEX Adjudication and Finance Committees. In addition, since it origination, he has been a Director of the Commodity Floor Brokers and Traders Association.

DANIEL DICKER                         Member since 1984                                         Age 41

Mr. Dicker has been a NYMEX member since 1984. Before becoming a member, he worked as an analyst for two local traders. During his 18 year career, he has published advisory newsletters as a Commodity Trading Advisor, worked as a special options broker, as well as his primary position as a local trader. Mr. Dicker has also been involved for several years in the fundraising efforts for NYMEX's "Swim Across America." Since 1985, Mr. Dicker has been an independent floor trader.

                                 EQUITY HOLDER

JOSEPH CICCHETTI                      Director since 2001                                       Age 49
                                      Member since 1974

Mr. Cicchetti is a member of NYMEX Exchange and the New York Board of Trade. He has been a member of the Board of Directors since 2001. Mr. Cicchetti is currently trading, managing and consulting with some of the larger futures and NASDAQ day trading operations located at NYMEX Exchange. Mr. Cicchetti has traded commodities on NYMEX Exchange as a ring trader and floor broker for more than 27 years. He is also an educator and lecturer, conducting public and private seminars on the art of technical trading. Additionally, Mr. Cicchetti is a member of the NYMEX Training and Education Committee and Technology Committee.

JAMES MINDLING                        Member since 1979                                         Age 57

Mr. Mindling's commodity experience began while working for E.F. Hutton, on the IMM/CME, in Chicago, as a trader/broker. From 1988 until 1994, Mr. Mindling traded both on and off the NYMEX floor, and served as a NYMEX Committee Member. Since 1994, Mr. Mindling has been involved in real estate development.

ROBERT SAHN                           Member since 1981                                         Age 45

Mr. Sahn has been a member of NYMEX for 20 years. Mr. Sahn started his career on the floor with Heinhold Commodities. He then founded RIS Commodities, which was one of the largest floor operations represented on NYMEX, employing 60 individuals and owning 10 memberships. He was also the first member at NYMEX to become a member of the International Petroleum Exchange. Since 2000, Mr. Sahn has been an associated person with DPM Futures, an introducing broker active in all commodities traded on the NYMEX.

                                     PUBLIC

MELVYN FALIS                          Public Director since 2001                                Age 61

Mr. Falis has been a partner in Gusrae, Kaplan & Bruno, PLLC since 1987. He had been a public member of the Board of Directors of New York Futures Exchange, and since 1999 has served as a public member of the Board of Directors of the Commodity Floor Brokers and Traders Association. He served as General Counsel of NYMEX Exchange from 1977 to 1983 and was a principal author of the heating oil contract. Prior to serving as NYMEX Exchange's General Counsel, he was commodities and securities counsel for Prudential Securities.

                                    PROPOSAL

                          INCENTIVE COMPENSATION PLAN

     The Compensation Committee of the Board of Directors has adopted an Incentive Compensation Plan (the "Incentive Plan"), under which the Compensation Committee may award cash bonuses to executive officers of the Company.

     The primary purpose of the plan is to preserve the tax deductibility of executive compensation. The Committee has developed the following criteria for evaluating executive incentive compensation. Awards of incentive compensation will be based upon a percentage of the Company's consolidated earnings before interest, taxes, depreciation and amortization, before giving effect to losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, liquidity incentive programs or other forms of trading rebates and any unusual nonrecurring gain or loss ("EBITDA"). None of the Chairman, the Vice Chairman or the President may receive a bonus award under the Incentive Plan for any fiscal year that exceeds 3.0% of the Company's consolidated EBITDA for that fiscal year. In addition, no other executive officer may be awarded a bonus under the Incentive Plan for any fiscal year that exceeds 1.5% of the Company's consolidated EBITDA for that fiscal year. Bonuses may be payable in single lump sums, or may be payable over periods of years, and may (but will not be required to) be made forfeitable to the extent recipients do not continue to be employed by the Company or its subsidiaries throughout the period during which they are payable.

     The Compensation Committee has adopted the Incentive Plan, and stockholders are being asked to approve the Incentive Plan, with the intent of avoiding the possibility that the deductibility for Federal income tax purposes of bonus compensation with regard to the year ending December 31, 2002 or future years will be limited by Section 162(m) of the Internal Revenue Code (which under certain circumstances causes compensation to an employee in a year in excess of $1 million not to be deductible to the employer). Nothing precludes the Compensation Committee from making any awards that are outside the scope of the Incentive Plan. Under current law, adoption of the Incentive Plan will not affect the extent to which bonus compensation constitutes taxable income to recipients, the time when recipients will be required to recognize income from incentive compensation or any other aspects of the way recipients are taxed with regard to incentive compensation.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ADOPTION OF THE PROPOSED INCENTIVE COMPENSATION PLAN.

                                    PROPOSAL

              BYLAW CHANGE FOR NEW YORK MERCANTILE EXCHANGE, INC.

     The Board of Directors of NYMEX Exchange has approved the following amendment to bylaw Section 401 ("Executive Committee") of NYMEX Exchange:

     (Brackets indicate additions; angle brackets indicate deletions)

     SEC. 401. EXECUTIVE COMMITTEE

     The Board shall appoint an Executive Committee that shall be a Standing Committee and shall consist of the Chairman of the Board, the Vice Chairman of the Board, the Treasurer, if he is a Director, and [such]
     <two> additional Directors [as may be] appointed by the Board at its first meeting after the annual meeting of Members. The Chairman of the Board shall be the Chairman of the Executive Committee and the Vice Chairman of the Board shall be the Vice Chairman of the Executive Committee. If the Treasurer is not a Director, he shall be authorized and entitled to attend all meetings and to provide advice to the Committee.

     The proposed amendment gives the Board of Directors of NYMEX Exchange the flexibility to set the number of members who serve on the Executive Committee of the Board of Directors. Currently, the bylaw requires that the Executive Committee consist of five (5) members and must include the Chairman, Vice Chairman and Treasurer (if he is a director). The proposed amendment would retain the requirement that the Committee be composed of the Chairman, Vice Chairman and Treasurer (if he is a director), but would give the Board of Directors the authority to set the total number of Executive Committee members. This is consistent with the flexibility granted to the NYMEX Holdings, Inc. Board of Directors.

     THE BOARD OF DIRECTORS OF NYMEX EXCHANGE RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSED BYLAW AMENDMENT.

INFORMATION REGARDING THE CURRENT BOARD OF DIRECTORS, OTHER THAN THOSE SEEKING ELECTION

VINCENT VIOLA                         Chairman                                                  Age 46
                                      Director since 2001
                                      Term expires 2004

Mr. Viola was elected Chairman in 2001. In 1985, Mr. Viola founded Pioneer Futures, Inc., a clearing member of NYMEX Exchange, COMEX and the New York Board of Trade. In 1987, Mr. Viola formed the First Bank Group which operates community banks in Dallas and the surrounding Texas area. From 1993 to 1996 he served as Vice Chairman of the Board of NYMEX Exchange. During his tenure, Mr. Viola served as chairman of the strategic planning committee and was instrumental in developing the NYMEX ACCESS(R) electronic trading platform. In 1990, he formed a proprietary futures and options trading group on NYMEX Exchange and the International Petroleum Exchange.

GARY RIZZI                            Secretary                                                 Age 47
                                      Director since 1995
                                      Term expires 2004

Mr. Rizzi has been the Company's Secretary since 2001. He has been a director since 1995. Mr. Rizzi has been a Vice President of AGE Commodity Clearing Corp. since 2001 and was an Associate Vice President since 1985. Mr. Rizzi has served on the Executive Committee since 2000. He is also a member of the COMEX Division and both divisions of the New York Board of Trade.

MADELINE BOYD                         Director since 1998                                       Age 49
                                      Term expires 2004

Ms. Boyd has been a member of the NYMEX Exchange since 1984, trading gasoline for more than 16 years. She was elected to the Board of Directors in 1998. Ms. Boyd is Chairman of the Charitable Foundation Committee and President of the Charitable Assistance Fund. Ms. Boyd also serves as a director of the Commodity Floor Brokers and Traders Association and Futures and Options for Kids.

JOHN CONHEENEY                        Public Director since 1996                                Age 72
                                      Term expires 2003

Mr. Conheeney has been retired since 1994. Formerly he was a member of the Board of Directors for the Chicago Board of Trade, the Chicago Mercantile Exchange, Globex and the COMEX Division.

JOEL FABER                            Director since 2001                                       Age 61
                                      Term expires 2004

Mr. Faber founded Faber's Futures in 1978 to trade on behalf of major oil and gasoline companies. He was elected to the Board of Directors of NYMEX Exchange for two consecutive terms from 1982 to 1989 and served on the Executive Committee for three years. In 2001 he was elected to a two-year term on the Board of Directors of the NYMEX Exchange. Mr. Faber has served as an arbitrator with the National Association of Securities Dealers.

KENNETH GARLAND                       Director since 2001                                       Age 53
                                      Term expires 2004

Mr. Garland began trading on NYMEX Exchange as a local trader in 1981. In 1982 and 1983, he also acted as a floor broker. Since 1983, he has traded exclusively as a local trader. In 1994, he was recommended by NYMEX Exchange to represent the National Futures Association membership appeals subcommittee, a position he holds to this day.

DAVID GREENBERG                       Director since 2000                                       Age 37
                                      Term expires 2003

Mr. Greenberg has been the President of Sterling Commodities Corp., a commodity trading firm, since 1996. Mr. Greenberg has been a member of NYMEX Exchange since 1990 and of the COMEX Division since

1988. He also serves as a member of the New York Board of Trade and as a director of the Commodity Floor Brokers and Traders Association.

E. BULKELEY GRISWOLD                  Public Director since 1996                                Age 63
                                      Term expires 2003

Mr. Griswold has been the Managing Director of L&L Capital Partners since 1997. Since 1983, Mr. Griswold has been President and General Partner of Market Corp. Ventures, a Division of Market Corp. of America. He also serves on the boards of Southern Connecticut Advisory Board of Fleet Bank, the Trust Company of Connecticut and Scan-Optics, Inc.

JESSE HARTE                           Director since 2000                                       Age 43
                                      Term expires 2003

Mr. Harte has been employed by Duke Energy Trading and Marketing, LLC., a commodity trading firm, since 1996. Mr. Harte has been a member of NYMEX Exchange since 1983. He was formerly an owner of Bay Area Petroleum, a large independent floor brokerage operation, and a Senior Vice President of Daiwa Securities, a futures commission merchant.

SCOTT HESS                            Director since 1997                                       Age 44
                                      Term expires 2003

Mr. Hess has been a partner in G&H Commodities since 1987. He has been a member of NYMEX Exchange since 1982. He is also a director of the Commodity Floor Brokers and Traders Association.

HARLEY LIPPMAN                        Public Director since 1999                                Age 47
                                      Term expires 2004

Mr. Lippman is the founder and owner of the information technology consulting company Genesis 10, which he founded in 1999. He was also the founder and sole owner of Triad data Inc., an information technology consulting firm he sold in 1998. Mr. Lippman is Co-Chairman of the Dean's Council-Columbia University School of International and Public Affairs. In addition, Mr. Lippman is the Vice-Chairman of the National Governing Council of the American Jewish Congress, and is on the National Commission and Executive Committee of the Anti-Defamation League.

MICHEL MARKS                          Director since 2001                                       Age 52
                                      Term expires 2004

Mr. Marks was Chairman of NYMEX Exchange from 1978 to 1987. He was previously the President of Merc Oil and has been a trader since 1974. Since 1987, Mr. Marks has been semi-retired. Since 2001, he has been working as a consultant to individuals and small businesses.

JOHN MCNAMARA                         Director since 2001                                       Age 45
                                      Term expires 2004

Mr. McNamara has been a Vice President of BancOne Brokerage International Corporation since 1999. From 1992 to 1998, he was a floor broker for ABN AMRO, Inc. Prior to that, he worked for various future commission merchants. Mr. McNamara has been an options floor trader on NYMEX Exchange since 1986. He has been a COMEX member since 1983 where he had previously traded options.

GORDON RUTLEDGE                       Director since 2001                                       Age 48
                                      Term expires 2004

Mr. Rutledge began his career as the commodity newswire editor at Merrill Lynch & Co. in 1976. He became a broker in 1981. In 1991, Mr. Rutledge started Onyx Brokerage Inc. He has been a Vice President of AAA Capital Management since December 1997.

RICHARD SAITTA                        Director since 1983                                       Age 52
                                      Term expires 2003

Mr. Saitta has been an independent floor broker and President of Star Futures Corp. since 1983. He has been a member of NYMEX Exchange since 1976 and a director since 1983.

ROBERT STEELE                         Public Director since 1999                                Age 63
                                      Term expires 2004

Mr. Steele was a Public director from 1988 to 1994 and was re-appointed to the Board in 1999. He has been Vice Chairman of John Ryan Company since 1996 and a director of the Merlin Retail Financial Center since 1993. Mr. Steele served as President and Chief Executive Officer of the Norwich Savings Society from 1975 to 1981, and as President and Chief Executive Officer of Dollar Dry Dock Bank of New York from 1985 to 1990. Mr. Steele served as a representative in the United States Congress from 1970 to 1974. Mr. Steele serves on the Board of Directors of SmartServ Online, Scan Optics, Inc., NLC Insurance Companies and is Chairman of the Board of Moore Medical Corp.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of twenty-three (23) meetings, including one (1) Annual Meeting of Stockholders and Class A members and one (1) Special Meeting of Stockholders, during 2001. None of the directors attended less than 75% of the meetings. The Board has established Executive, Audit, Compensation and certain other committees. The Board established a Compensation Committee in February 2002. It does not have a Nominating Committee.

EXECUTIVE COMMITTEE

     The Executive Committee consists of Vincent Viola, Mitchell Steinhause, Richard Schaeffer, Gary Rizzi and Steven Karvellas. This Committee met fifty-five (55) times in the year 2001. The Executive Committee may exercise the authority of the Board. The Executive Committee shall perform other duties as are specified by the Board or as are provided in the Company's bylaws and rules.

AUDIT COMMITTEE

     The Audit Committee currently consists of E. Bulkeley Griswold, John Conheeney, and Robert Steele. As of February 6, 2002, Vincent Viola no longer served on the Audit Committee. This Committee met four (4) times in 2001. The Audit Committee makes recommendations concerning the engagement of public accountants, reviews with the public accountants the scope and results of the audit engagement, approves professional services provided by the public accountants, reviews the independence of the public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls.

COMPENSATION COMMITTEE

     The Board of Directors established an Executive Compensation Committee in February 2002. The Committee consists of E. Bulkeley Griswold, John Conheeney, Melvyn Falis, Harley Lippman and Robert Steele. The Compensation Committee reviews issues related to executive compensation, such as salary and bonus ranges and incentive compensation plans. The Compensation Committee also determines the bonus amounts for the Chairman and other executive officers.

                             AUDIT COMMITTEE REPORT

     The Audit Committee is comprised of three independent Public directors of the Company, and operates under a written charter adopted by the Committee and the Board of Directors. A copy of the recently revised charter is attached to this proxy statement as Appendix A.

     Management has the primary responsibility for the Company's financial statements and the reporting process, including the system of internal controls. Ernst & Young LLP, the independent public accountants for the Company, are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee monitors these processes.

     In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management has represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters in accordance with Statement on Auditing Standards No. 61 "Communication With Audit Committees."

     The independent accountants provided to the Audit Committee the written disclosures required by the Independence Standards Board No. 1 "Independence Discussions With Audit Committee." The Audit Committee discussed with the accountants the accountants' independence.

     The Audit Committee discussed with the Company's internal auditor and independent accountants the plans for their respective audits. The Audit Committee met with the internal auditors and independent accountants, with and without management present, and discussed the results of their examinations, their evaluations of the Company's internal controls and the quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended that the Board approve the audited financial statements for inclusion in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, and the Board accepted the Audit Committee's recommendation.

SUBMITTED BY THE AUDIT COMMITTEE
E. Bulkeley Griswold (Committee Chairman)
John Conheeney
Robert Steele

                              INDEPENDENT AUDITORS

     On July 12, 2001, the Board of Directors of the Company elected not to renew Deloitte & Touche LLP ("D&T") as the Company's independent accountants, effective immediately.

     The decision to change accountants was recommended by the Audit Committee and approved by the Company's Board of Directors. The decision followed a process during which D&T and other accounting firms were invited to submit bids for engagement as the Company's independent accountants.

     During the last two fiscal years and the subsequent interim period to the date hereof, there were no disagreements between the Company and D&T on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of D&T, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its reports.

     The audit reports of D&T on the Company's consolidated financial statements for the years ended December 31, 2000 and 1999 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     On July 12, 2001, the Company engaged as its independent accountants the accounting firm of Ernst & Young LLP ("E&Y"). Representatives from E&Y are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     E&Y audited the Company's financial statements for the year ended December 31, 2001. The table below provides information concerning fees for which the Company was billed in the last fiscal year for services rendered by E&Y:

DESCRIPTION OF FEES                                           AMOUNT OF FEES
-------------------                                           --------------
Audit Fees..................................................     $165,000
All Other Fees:
  Audit related/Tax.........................................     $  6,250
  Other advisory............................................      108,150
                                                                 --------
                                                                 $114,400
                                                                 ========

     The Audit Committee has reviewed the above fees for non-audit services and believes such fees are compatible with the independent accountants' independence.

                             PRINCIPAL STOCKHOLDERS

     The following table illustrates that (1) as of March 4, 2002, no director or executive officer of the Company owned more than 1% of all the outstanding shares of common stock of the Company and (2) no person is the beneficial owner of 5% or more of the shares of common stock of the Company. The table sets forth information in respect of directors, executive officers named in the compensation table on page 15 and directors and executive officers as a group. A person has beneficial ownership over shares if the person has voting or investment power over the shares.

                                                               SHARES OF
                                                                 COMMON        PERCENT OF
                                                                 STOCK        COMMON STOCK
                                                              BENEFICIALLY    BENEFICIALLY
NAME OF BENEFICIAL OWNER                                         OWNED           OWNED
------------------------                                      ------------    ------------
DIRECTORS
Vincent Viola...............................................        2               *
Mitchell Steinhause.........................................        1               *
Richard Schaeffer...........................................        4               *
Gary Rizzi(1)...............................................        1               *
Madeline Boyd...............................................        1               *
Joseph Cicchetti............................................        1               *
Robert Coakley..............................................        1               *
John Conheeney..............................................        0               *
Joel Faber..................................................        4               *
Melvyn Falis................................................        0               *
Kenneth Garland.............................................        1               *
Anthony George Gero.........................................        2               *
David Greenberg.............................................        1               *
E. Bulkeley Griswold........................................        0               *
Jesse Harte(2)..............................................        2               *
Scott Hess..................................................        1               *
Steven Karvellas............................................        1               *
Harley Lippman..............................................        0               *
Michel Marks................................................        2               *
Kevin McDonnell.............................................        1               *
John McNamara(3)............................................        1               *
Gordon Rutledge.............................................        1               *
Richard Saitta..............................................        1               *
Robert Steele...............................................        0               *

EXECUTIVE OFFICERS
J. Robert Collins, Jr. .....................................        0               *
Neal Wolkoff, Esq. .........................................        0               *
David Keller................................................        0               *
Christopher K. Bowen, Esq. .................................        0               *
All directors and executive officers as a group.............       29             3.6%

---------------
* Less than one percent

(1) Mr. Rizzi has entered into an ABC Agreement with AGE Commodity Clearing
    Corp.

(2) Mr. Harte has entered into two ABC Agreements with Duke Energy Trading and Marketing, LLC.

(3) Mr. McNamara has entered into an ABC Agreement with BancOne Brokerage International Corporation.

ABC AGREEMENT

     An "ABC Agreement" is an agreement by which a member institution designates an individual to exercise voting rights and other membership privileges with respect to a membership purchased by the member institution, but does not give the individual the power to dispose of the membership. The provisions of an ABC Agreement also apply to the common stock of the Company shown to be beneficially owned by each director shown as being party to an ABC Agreement.

                         EXECUTIVE OFFICER COMPENSATION

     The Summary Compensation Table below sets forth information in respect of the compensation of the Chairman of the Company during 2001 and the persons who were, at December 31, 2001, the other four (4) most highly-compensated executive officers of the Company and its subsidiaries during 1999, 2000 and 2001.

                           SUMMARY COMPENSATION TABLE

                                                                ANNUAL COMPENSATION(1),(2)
                                                           ------------------------------------
                                                                                    ALL OTHER
NAME AND PRINCIPAL POSITION                        YEAR    SALARY       BONUS      COMPENSATION
---------------------------                        ----    -------    ---------    ------------
Vincent Viola,
  Chairman(3)....................................  2001    456,923      850,000      102,188(5)
J. Robert Collins, Jr.,
  President(4)...................................  2001    338,461           --      350,000(6)
Neal Wolkoff, Esq.,
  Executive Vice President and Chief Operating
  Officer........................................  2001    500,000           --      359,615(6)
                                                   2000    422,803      250,000           --
                                                   1999    342,500      130,000           --
David Keller,
  Chief Information Officer......................  2001    355,048      259,080           --
                                                   2000    221,646      200,000
                                                   1999        N/A          N/A           --
Christopher K. Bowen, Esq.,
  General Counsel and Chief Administrative
  Officer........................................  2001    248,860       93,156           --
                                                   2000    223,608       80,956           --
                                                   1999    198,450       76,923           --
Daniel Rappaport,
  Chairman(3)....................................  2001    143,077           --      112,349(7)
                                                   2000    588,462      700,000
                                                   1999         --    1,500,000      100,000(8)

---------------
(1) Includes amounts deferred under the Company's 401(k) and deferred compensation plans.

(2) Perquisites and other personal benefits aggregating the lower of $50,000 or 10% of the sum of salary and bonus are not reported.

(3) Vincent Viola succeeded Mr. Rappaport as Chairman of the Company on March 20, 2001.

(4) J. Robert Collins, Jr. was appointed President on July 23, 2001.

(5) Mr. Viola received a distribution upon termination of the Members' Retention and Retirement Plan in January 2001, before he became Chairman of the Company.

(6) Taxable fringe benefits.

(7) Mr. Rappaport received a distribution upon termination of the Members' Retention and Retirement Plan in January 2001.

(8) Represents stipend payments for serving as the Chairman of the Board of Directors.

                           COMPENSATION OF DIRECTORS

     Chairman: The Chairman receives an annual stipend of $600,000. In 2001, the Chairman received a year-end bonus in an amount of $850,000.

     Vice Chairman: The Vice Chairman receives an annual stipend of $100,000 as well as a fee of $1,000 for each monthly board meeting attended. In 2001, the Vice Chairman received a year-end bonus in an amount of $225,000.

     Director: Directors receive a monthly stipend of $2,500, or $30,000 per year and an additional fee of $1,000 for each monthly board meeting attended. In addition, directors serving on the executive committee receive a $20,000 yearly retainer. Directors serving on the Executive Committee are also eligible to receive a year-end bonus in an amount to be determined and approved by the Board. In 2001, the members of the Executive Committee received a year-end bonus of $50,000.

                              EMPLOYMENT AGREEMENT

     The Company has an employment and compensation agreement with Neal Wolkoff, Esq., one of its executive officers. This agreement provides for the named officer to earn a minimum of salary $500,000 per year through 2003. In addition to his stated annual salary, the executive shall have the opportunity to receive an annual bonus in an amount to be determined by the Board of Directors, but in no event less than $250,000 per year. Under the terms of the Agreement, Mr. Wolkoff is entitled to a termination payment in the event he is terminated without Cause or for Good Reason. Good Reason in the Agreement is defined as relocation by more than 50 miles of Mr. Wolkoff's principal place of employment or a material uncured breach by the Company. In such event, Mr. Wolkoff is entitled to a termination payment in the amount of (A) a cash payment equal to 200% of the sum of (x) annual salary and (y) the minimum annual bonus payable in prescribed installments over a one-year period.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, officers and greater than 10% shareholders are required to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to its directors, officers and greater than 10% beneficial owners were complied with exception that a Form 4 filing was not made on a timely basis to reflect a transfer of one share of common stock and one Class A membership to Vincent Viola in June 2001 in respect of the transfer of a NYMEX Division seat which was subsequently leased to a third party.

                             STOCKHOLDER PROPOSALS

     Proposals that Stockholders wish be included in next year's Proxy Statement for the Annual Meeting to be held in 2003 in accordance with Rule 14a-8 under the Securities Exchange Act of 1934 must be received by the Office of the Corporate Secretary at our principal offices at One North End Avenue, New York, New York 10282-1101 no later than December 31, 2002.

                                 OTHER MATTERS

     Our management knows of no matters, other than the foregoing, that will be presented for action at the Annual Meeting.

                                          By Order of the Boards of Directors of
                                          NYMEX Holdings, Inc. and New York
                                          Mercantile Exchange Inc.

                                          GARY RIZZI
                                          Corporate Secretary

Dated: March 4, 2002

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER

(NYMEX HOLDINGS, INC. LOGO)

                            AUDIT COMMITTEE CHARTER

NYMEX HOLDINGS, INC.

     The Audit Committee shall be a regular committee and shall consist of three Public Directors appointed by the Board. One of the Public Directors shall serve as Chairman of the Committee.

     The Audit Committee shall:

     On an annual basis make a recommendation to the Board of Directors regarding selection, retention and discharge of independent auditors for the ensuing year; and review the scope and general extent of the independent auditors' examination, the significant audit procedures which will be utilized, and fees charged for their services.

     Review the audited financial statements and discuss them with management and the independent auditors. These discussions shall include, but not be limited to:

     - Matters required to be disclosed under Statement of Auditing Standards No. 61 (established by the Auditing Standards Board) and consideration of the quality of the Exchange's accounting principles as applied in its financial reporting.

     - A review of sensitive accounting estimates, reserves and accruals, judgement areas, audit adjustments (whether or not recorded), and other such inquires as the Committee or the independent auditors shall deem appropriate.

     - Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Exchange's audited financial statements in the Exchange's Annual Report on Form 10-K.

     Discuss with representatives of management and the independent auditors, the interim financial information contained in the Exchange's Quarterly Report on Form 10-Q prior to its filing and the results of the review by the independent auditors.

     On a monthly basis, or at such times as the Committee shall determine, but not less than twice each year, meet with the independent auditors, President, Senior Vice President of Finance, Vice President of Internal Audit and other personnel as the Committee deems appropriate to review:

     - The scope of the audit plan.

     - The Exchange's financial statements.

     - The results of external and internal audits.

     - The effectiveness of the Exchange's system of internal controls.

     - Any limitations imposed by Exchange personnel on the independent auditors.

     - Such other matters as the Committee shall deem appropriate upon advising the Executive Committee.

     Review the internal audit function of the Exchange, including:

     - Proposed audit programs for the coming year.

     - The coordination of such a programs with the independent auditors.

     - The extent to which recommendations made by the internal auditors or by the independent auditors have been implemented.

     - Management's response to the recommendations of the independent auditors. Review, at its discretion, compliance with codes of conduct established the Exchange.

     Consult with the independent auditors, and, when appropriate, the Vice President of Internal Audit, out of the presence of management.

     Establish direct communication between the auditors and the Board.

     Initiate, at its discretion, investigations within the parameters of foregoing responsibilities, and for that purpose with the approval of the Board, retain outside legal counsel, independent auditors, or any other such experts as if may deem appropriate.

     Report to the entire Board at such time as the Committee determines, but not less than twice a year on the activities described in this Charter.

NYMEX HOLDINGS, INC.
NEW YORK MERCANTILE EXCHANGE, INC.

                        FOR ENCLOSURE OF PROXY CARD ONLY

                     PLEASE BE SURE TO SIGN ATTACHED PROXY

                                  Fold Here O
                                DO NOT DETACH .

                          SCHEDULE 14A (RULE 14a-101)

          This proxy is solicited on behalf of the Board of Directors of
            NYMEX HOLDINGS, INC./ NEW YORK MERCANTILE EXCHANGE, INC.
                              ONE NORTH END AVENUE
                             WORLD FINANCIAL CENTER
                         NEW YORK, NEW YORK 10282-1101
                       ANNUAL MEETING  -- MARCH 19, 2002

                                     PROXY
    I hereby constitute and appoint Michael Broder and Harry Shulman, and either of them, with full power of substitution, as my proxy or proxies, to appear for me in my name, place and stead, to cast in accordance with my proxy card all votes that I cast at the Annual Meeting to be held on March 19, 2002, and at any adjournment thereof, and to act for me in my name, place and stead, in their discretion, on any other matter which may come before the meeting. My proxy card is enclosed.

                                                      ------------------------------------------------
                                                      Signature

------------------------------------------------      ------------------------------------------------
Date                                                  Print Name

           DO NOT DETACH -- IF YOU DETACH THE PROXY FROM THE ENVELOPE
                       IT WILL INVALIDATE THE PROXY CARD

                                  Fold Here O

                                   PROXY CARD

                             NYMEX HOLDINGS, INC./
                       NEW YORK MERCANTILE EXCHANGE, INC.

                  One North End Avenue, World Financial Center
                     New York, NY 10282-1101 (212) 299-2372

                                 March 19, 2002

 Place a cross (x) next to the name of each nominee for whom you wish to vote.
--------------------------------------------------------------------------------

         VICE CHAIRMAN OF THE BOARD                               TRADE
    (ONE three-year term to expire 2005)           (ONE three-year term to expire 2005/
              VOTE FOR ONE (1)                      ONE two-year term to expire 2004)
                                                             VOTE FOR TWO (2)
[ ] Robert Coakley        (SWIM)               [ ] Stephen Forman
[ ] Mitchell Steinhause   (STEN) (Incumbent)   [ ] A. George Gero        (ANT) (Incumbent)
--------------------------------------------   --------------------------------------------
                FLOOR BROKER                                     AT LARGE
    (ONE three-year term to expire 2005)           (ONE three-year term to expire 2005)
              VOTE FOR ONE (1)                               VOTE FOR ONE (1)
[ ] Vincent Greenan       (VENO)               [ ] Eric Bolling          (RBI)
[ ] Steven Karvellas      (KVL) (Incumbent)    [ ] Richard Buccellato    (BUCC)
                                               [ ] Daniel Dicker         (DANO)
--------------------------------------------   --------------------------------------------
                   LOCAL                                      EQUITY HOLDER
    (ONE three-year term to expire 2005)           (ONE three-year term to expire 2005)
              VOTE FOR ONE (1)                               VOTE FOR ONE (1)
[ ] Kevin McDonnell       (KMAC) (Incumbent)   [ ] Joseph Cicchetti      (Incumbent)
                                               [ ] James Mindling
                                               [ ] Robert Sahn
--------------------------------------------   --------------------------------------------
        FUTURES COMMISSION MERCHANT                               PUBLIC
    (ONE three-year term to expire 2005)           (ONE three-year term to expire 2005)
              VOTE FOR ONE (1)                               VOTE FOR ONE (1)
[ ] Richard Schaeffer     (SHAF) (Incumbent)   [ ] Melvyn Falis          (Incumbent)

--------------------------------------------------------------------------------

            Place a cross (x) next to the response you wish to vote.

               PROPOSAL PRESENTED TO THE 2002 ANNUAL MEETING FOR
                      STOCKHOLDERS OF NYMEX HOLDINGS, INC.

Approval of the Incentive Compensation Plan as more fully described in the Proxy Statement.

                    [ ] FOR     [ ] AGAINST     [ ] ABSTAIN
--------------------------------------------------------------------------------

               PROPOSAL PRESENTED TO THE 2002 ANNUAL MEETING FOR
             CLASS A MEMBERS OF NEW YORK MERCANTILE EXCHANGE, INC.

Approval of the proposed amendment to bylaw section 401 ("Executive Committee") as more fully described in the Proxy Statement.

                    [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

                                      2002

                               NYMEX CANDIDATES'

                                  BIOGRAPHIES

                                 VICE CHAIRMAN

                            ROBERT COAKLEY ("SWIM")

Mr. Robert Coakley graduated from Fordham University in 1985 with a Bachelor of Science Degree in Accounting and a Bachelor of Science Degree in Finance. While at Fordham University he was a 1984 Olympic trails qualifier in the 1500 meters swim.

Upon his graduation from Fordham, Mr. Coakley went to work for Neuberger and Berman's Risk Arbitrage Group. In 1987, he joined the retail arm of the International Trading Group's Commodity Options Sales Department. In this position, he became intricately involved in NYMEX futures and options trading. His success in the energy retail sector convinced Mr. Coakley that he can best serve his clientele from the NYMEX trading floor. In 1990, Mr. Coakley became a NYMEX Member.

Currently, Mr. Coakley is the President of Win Futures Inc., a brokerage firm which transacts business NYMEX Crude and Heating Oil Futures contracts. He is also an active trader in the crack spread area and in the Unleaded Gasoline ring.

Mr. Coakley was elected to the Board of Directors in 1999 in the At-Large Category. As an incumbent member of the NYMEX Board, Mr. Coakley could have opted to seek re-election from his current At-Large category, but feels that he can be a more effective director and make an even greater contribution to NYMEX's future as its Vice-Chairman.

Mr. Coakley is presently Chairman of the Floor, Settlement, Training and Education, as well as the Members Benefits Committees, Mr. Coakley is also the Vice-Chairman of the Finance and Control Committees. As a NYMEX member for the past decade, he has served on almost every Exchange committee, and is thoroughly familiar with all of NYMEX's operational and managerial divisions. Mr. Coakley is presently working with the Information Services Department to introduce a hand-held wireless EACCESS system to be used on the floor to trade the Henry Hub swap contract. Mr. Coakley believes his understanding of technology and the Exchange's systems will be very helpful in the future of developing systems needed to integrate the floor and enhance open auction outcry trading. In addition, after the events of September 11th, Mr. Coakley created a Building Emergency Evacuation Team that is used to account for everyone in the building as well as a quick response to unanticipated emergencies.

Mr. Coakley believes that NYMEX's future growth will come from the creation and introduction of new tradable instruments that are directly pegged to NYMEX's current liquid product mix. These new trading instruments will attract a larger universe of participants that to date have not availed themselves to our menu of energy products. Currently, Mr. Coakley is working on a new product, which, in his opinion will, markedly increase trading volume that will benefit every segment of the NYMEX/COMEX membership and its users.

Mr. Coakley believes that the recent Enron saga has presented NYMEX with new opportunities, and if elected Vice-Chairman he fully intends to use his new position to insure that the membership will get its fair representation and an outspoken voice to secure these opportunities.

Always the optimist, Mr. Coakley has not given up on a viable NYMEX electricity contract. If elected and imbued with this new authority, Mr. Coakley intends to revisit the possibility of creating a contract that will provide this energy sector with a viable hedging instrument.

Mr. Coakley understands that as Vice-Chairman you must have a working relationship with the Chairman. He believes he has proven this with the instrumental role he played working side by side with Chairman Viola in the re-opening of NYMEX after the September 11th attacks.

Mr. Coakley has extended his swimming experience into the charitable arena through his active involvement with Swim Across America, a non-profit organization which raises money to fight cancer. He serves as the treasurer on Swim Across America's board which donates approximately 90 cents on the dollar to cancer research. He is the founder of the Hudson River Swim, which has raised
3.7 million dollars for cancer research at Memorial Sloan Kettering's Swim Across America Lab.

Mr. Coakley also enjoys teaching scuba diving, he holds a master scuba diver trainer instructors rating with PADI. He also holds a United States Coast Guard 100 ton Masters Captains License. Mr. Coakley is the owner of Kitchell Developers, which builds homes in New Jersey. Mr. Coakley currently lives in New Jersey with his wife of seven years, Lisa. Mr. Coakley is asking all shareholders to support his candidacy as NYMEX's Vice-Chairman.

                           MITCHELL STEINHAUSE (STEN)

     Mitchell Steinhause has been the Exchange Vice Chairman for the past two years and a member of the Exchange since 1975, working as a floor broker for 15 years and, for the last 12 years as a local. He received his bachelor of arts degree from the University of Pittsburgh and holds a master of business administration in accounting from St. John's University.

     Mr. Steinhause was first elected to the board in 1992 and has been a member of the executive committee for the past 8 years. Mr. Steinhause says it is his practical approach to committee work and problem solving that resulted in accomplishing many significant projects to be successful during his board tenure.

     He says, "My involvement with Exchange projects have been extensive over my 10 years on the board. I served on the NYMEX/COMEX negotiating committee and played an integral role on the project management committee in the construction of our present building. As chairman of the member benefits committee, I take great pride in having introduced many of the benefits we enjoy today."

     Mr. Steinhause currently serves as chairman of the facilities committee, business conduct committee, and equity holders committee and is a member of the compliance review, local advisory, and COMEX governors committee. He was the vice chairman of the finance committee for 7 years.

     Mr. Steinhause says, "Each year the challenge to NYMEX grows. New technology allows electronic trading systems to attack our open outcry system. I'm a firm believer in our method of trading which provides liquidity and transparency that cannot be rivaled. It provides a marketplace where all of our constituents, FCMs, oil companies, floor brokers and locals can most efficiently accomplish their business."

     Mr. Steinhause points out that despite his veteran service, he has remained open to innovative ideas as well, in supporting the Exchange's restructuring into a for-profit corporation and in listening to customer needs and responding by providing them with TAS, LOX and EFS. He says, "The ability to listen to our membership is my greatest value to the Exchange. The ability to adapt to change is most important and I believe I have proved that I have done that over my 27 years as a member."

     Mr. Steinhause continues to live up to the commitment he made during his last campaign of trading in the ring everyday and acting as a bridge that unifies all of the Exchange's business sectors so that their voices are heard. He says, "My experience and integrity allows me to confront each problem in a sensible, fair, and even-handed manner. The Vice Chairman needs to be a businessman who will remain level-headed under any scenario. After 27 years in the business, I believe I am that person."

                                  FLOOR BROKER

                           VINCENT P. GREENAN (VENO)

I would like to take this opportunity to allow you to become familiar with me. I was born and raised in the Inwood section of Manhattan. I graduated from Manhattan College in 1982 with a degree in Business. During those years I worked part time to assist in the payment of my tuition expense. It was after my graduation from Manhattan College that my career at NYMEX began. I am married to my wonderful wife Denise who has blessed me with two children. Ryan who is 12, and Jillian who is 7.

     I started with Gerald Commodities Inc. in 1982 under the tutelage of Julie Raber, Michael Clancy, and Robert Norchi. It was a time of significant growth at NYMEX, and through hard work and determination, I became a member in 1983. I have been a member in good standing continuously since that time. In 1985 I began working for Man Financial. I have worked diligently for Man for the past 17 years. I am an assistant vice-president of the firm. Man has been a major contributor and marketer to the energy environment in many ways. They own 15 seats on the Exchange, and they have supported and fully staffed all of our core contracts from their inception. Man currently employs approximately 60 people on the floor alone. Most recently Man contributed $250,000 through the Charitable Foundation to assist the stricken families of NYMEX as a result of the terrorist attack on 9-11-01. It was also during the events of 9-11-01 that Man supported the use of e-access to provide a trading vehicle for price transparency during those trying times, thus helping NYMEX to reestablish itself as the major window for pricing energy contracts. I have served on several Exchange Committees. Among them are Floor, Settlement, Membership, Arbitration, and Facilities Committees. They have all proved to be enriching and rewarding.

     It is my objective at this time to become more involved in the decision making process here at NYMEX. I have been a Floor Broker for 19 consecutive years (all served on NYMEX) and would like to bring the floor and customer bases together to achieve a common goal. That goal is working together to make NYMEX the primary place to achieve price transparency, liquidity, and neutrality. I have served both Man and NYMEX with fairness and integrity and I vow to make every effort to make the energy community an enjoyable place to meet our business objectives. This will result in an exchange we all can be proud to be a part of for many years to come.

     I would like to appeal to you at this time to give me your support, so that I can prove to you that my candidacy was well deserved. I am looking forward to reaching out and listening to all members of the energy community and equity holders to help keep NYMEX healthy and strong. Thank you for your support, and I will be honored to work with/for you.

                                             Vincent P. Greenan (VENO)

                        STEVEN J. KARVELLAS & CO., INC.
                                     (KVL)


Dear Fellow Members,

I am pleased to again have this opportunity to present my qualifications as candidate for the Board of Directors, Floor Broker category, and to ask for your support for re-election to this important position. As an independent, self-employed member, I earn my livelihood as many of you do -- all day, every day on the trading floor. I am a seat owner on both the NYMEX and Comex, and have also been successful in business ventures away from the trading floor.

In short, I offer experience, independence, a proven track record of fighting for your interests, and a firm understanding of your needs and the needs of this Exchange in order to stay healthy and vital, providing expanded opportunities for all members.

After majoring in finance at the University of Pennsylvania, I started my career on the trading floor in 1981 as a clerk. I became a Comex member in 1984, and a NYMEX member in 1990. My business is primarily in the natural gas ring, representing a diverse customer base. I was elected to the NYMEX Board in 1996, previously serving on the Comex Board and Executive Committee. I have been active in many committees, and currently serve as Chairman of the Natural Gas Advisory, Floor Broker Advisory, and Adjudication Committees. I have served on the NYMEX Executive Committee since 1998, having been selected to serve four times by my fellow Board members, this year on a reduced Committee of only five members.

Based on my experience as a member as well as a director, I believe that the important issue facing the Exchange today is to place the NYMEX at the top of the list of the world's energy trading forums. We need to be agile in how we compete, make the most of our strong brand identity, reputation and customer recognition, and not concede any part of the energy trading marketplace to any competitor without a fight.

Initiatives that I will continue to work toward include expanding our lines of business into OTC trading and clearing, taking the competition head-on. With our current, dynamic leadership we will continue to pursue increased trading opportunities for our membership by introducing e-mini contracts on an electronic platform with a close tie-in to the trading floor for member trading opportunities. Enhancing our trading floor technology to sustain the continued vitality and competitiveness of open outcry trading, not for two years or five years, but forever, has been a continuing focus of our business initiatives.

While NYMEX needs to invest in itself, we also need to return to the principles of financial prudence that govern all successful businesses and recognize the need to maintain profitability and shareholder value. My experience as an independent businessman, not owing allegiance to any group or company, allows me to carry on focusing on the best interests of the NYMEX and its membership.

The shocking collapse of Enron indicates that our Exchange does wear a white hat in the financial world. We illustrate how markets should operate, honestly and with openness and transparency that gains the public's trust. Re-electing me will help to insure that our positive message is broadcast in the press and throughout the government.

I ask for your vote. I know you have a choice. I have a proven record of working closely and effectively with our new management. I am a no-nonsense businessman, not a politician, and I will represent you to the very best of my abilities.


Sincerely,


Steven J. Karvellas

                                     LOCAL

                           KEVIN T. MCDONNELL (KMAC)

     Kevin McDonnell has been a member of the Exchange for more than 18 years, two as a floor broker and the past 16 years trading for his own account. During this time, he has seen first-hand how the Exchange has grown and prospered. He has been a member of the board of directors for the past three years. He has been crucial to bringing the Brent crude oil futures contract to the trading floor as chairman of the crude oil advisory committee. He is also co-chairman of the local advisory committee and the NYMEX ACCESS(R) advisory committee.

     Prior to his board service, Mr. McDonnell served on the following committees: finance, membership, floor, settlement, and crude oil advisory.

     Before becoming a member of the Exchange, Mr. McDonnell was employed as an account executive for a large futures commission merchant, and later as a cash and futures trader for an off-the-floor oil trading company.

     With his past experience and knowledge of the industry, Mr. McDonnell believes that he has the experience necessary to properly represent the membership as a director of the Exchange.

     With the threats of business leaving the Exchange for the over-the-counter market and of electronic trading, Mr. McDonnell believes that the Exchange faces continued challenges in the near future and these challenges must be faced together by the floor community and the off-the-floor traders. He says, "In order for the Exchange to continue to prosper and be a leader in the industry, business needs to be transacted on the floor of the Exchange."

     He explains that for both floor and off-the-floor traders, the Exchange provides the following critical roles:

-    Instant price discovery

-    The elimination of counter-party risk

-    Liquidity

     Mr. McDonnell believes that, because of the factors just mentioned, the floor is the "first" and "best" option for all traders involved in the industry. He feels his diverse experience and professional background in all different areas of trading will allow him to excel as a board representative of all of the various categories of members as well as its customers.

     Mr. McDonnell is a graduate of Fordham University with a bachelor of science degree in accounting and finance. He currently resides in Katonah, New York, with his wife, Nancy, and five-year-old daughter, Ciara.

                               FUTURES COMMISSION
                                    MERCHANT

                             RICHARD M. SCHAEFFER


Richard M. Schaeffer, treasurer of the New York Mercantile Exchange since 1993, has been a member of the board of directors since March 1990 and an executive committee member since 1992. He has been an active Exchange member and seat-owner since 1981. He is director of global energy futures for ABN Amro, Inc., and has been a conferring member on behalf of the company and its predecessor, Chicago Corp., since 1987 on all of the New York commodity exchanges.

Since becoming a member of the executive committee, Mr. Schaeffer has played a key role in such critical issues as the demutualization of the Exchange, the NYMEX/COMEX merger (as a member of the negotiating committee), the relocation to the new facility (as a member of the project management committee), the introduction of NYMEX ACCESS(R) (as chairman of the NYMEX ACCESS(R) advisory committee), and the development and introduction of new products. Along with two other board members, he is currently spearheading the drive to devise direct distribution to shareholders of profits generated through the expansion of the NYMEX ACCESS(R) trading rights.

Despite his heavy involvement with executive committee issues, Mr. Schaeffer also serves as the chairman of a number of major Exchange committees. As treasurer and chairman of the finance committee, he has created fiscal responsibility at the staff level that has resulted in millions of dollars in budget reductions -- money which was distributed back to the members through the rebate program. Through the work of the finance committee under Mr. Schaeffer's guidance, member benefits have also increased dramatically.

Mr. Schaeffer is also chairman of the clearing house committee and margin committee and believes that the Exchange's core clearing services and expertise will be the key to its success in over-the-counter initiatives.

Mr. Schaeffer traded as a local on the Exchange until 1982, when he formed Star Futures Inc., a floor brokerage business, and was an operating partner through 1986. In 1985, he took on the challenge of developing and running Collins Commodities's New York operation. In 1987, he became a partner in the Chicago Corporation, founding its clearing operation on all of the New York exchanges and developed an institutional clearing business for its New York office. In 1990, he became a director, and was put in charge of its New York branch.

As someone who, in his current position, is responsible for the largest energy floor operation in the world, Mr. Schaeffer feels the future of open outcry is "my number one priority, not only because of how I got into this business, but, more importantly, because my future success and livelihood depends on the growth of the floor."

Mr. Schaeffer graduated from the University of Maryland with a bachelor of science degree in Business Administration, majoring in accounting. He later became a partner with the firm Schaeffer, Schaeffer & Schwartz, C.P.A., P.C.

Mr. Schaeffer believes that his years of board and executive committee service have given him in-depth insight into and first-hand knowledge of the workings of the Exchange as well as areas for potential improvement and expansion. Yet, having just completed his fourth term, his ideas remain fresh and innovative, and he feels he offers creative solutions to the issues surrounding Exchange growth and profitability well into the 21st century.

Mr. Schaeffer believes that the enormous challenges and increased competition facing the Exchange can only be met through a strong relationship between the board and membership. Throughout his service on the board, Mr. Schaeffer has placed a premium on maintaining close communication with the membership, and continues to encourage member input. By working on innovative new projects, developing significant new contracts, and working to open new markets around the world, continued growth is assured, and each and every member will benefit from the Exchange's good fortune and well deserved reputation in the financial community. He says, "We've come a long way since I became a member of this Exchange, but we still have a long way to go and we can only continue to do it with the full involvement of our membership."

                                     TRADE

Stephen L. Forman began his career as a margin clerk for Shearson Hayden Stone in 1974. Throughout his 28-year career, he has advanced himself in the industry holding various positions covering a broad range of functionality both in operations and trading.

He currently is the conferring member and Deputy Managing Director-Tangible Commodities of FIMAT USA, Inc., a wholly owned subsidiary of the Societe Generale Group. Fimnat is currently ranked #4 as a NYMEX clearing member, clearing customer business.

Over the years, he has served on various exchange committees and currently serves as a member of the COMEX Business Conduct Committee, as well as being a Board Member of the NYBOT Clearing Corporation.

During his tenor, he has served on many Futures Industry Association operations committees, the Board of Directors of Futures and Options for Kids, and has been an arbitrator for the National Futures Association since 1992.

Mr. Forman feels that he can provide a broadened awareness of industry insight as a NYMEX Board representative. "There are many challenges that still face us, such as open outcry, creative technology, innovative product development and cost reduction, to name a few. Most importantly, the membership has to be confident that the candidates they choose (for whatever category) will represent their collective concerns and be able to communicate a bipartisan agenda for discussing and resolving issues that affect us all."

He is married and has three children, Alyssa (20), Gregory (17) and William (1) and resides in New Jersey.

                       [PRUDENTIAL FINANCIAL LETTERHEAD]

Anthony George Gero is a Senior Vice President of Investments, First Vice President of the Futures Division and a President Council Member of Prudential Securities. Mr. Gero is also a First Vice President of Prudential Securities Incorporated.

Mr. Gero is a Director and has been a member of NYMEX since 1966 and has served on the Board of Directors for 22 years. He now chairs Government Relations, Stock and Index Futures, the European Advisory, Asia Pacific and Latin America Committee. Currently he serves on the Membership and Metals Committees. He is also a member of the FCM, Business Conduct, Clearing House, Petroleum Delivery, Compliance Review and Adjudication Committees, as well as many other sub committees. Formerly he Chaired the Finance, New Products and Presidential Search Committees and was a member of the Executive Committee. As Chairman of the 1988 Benefits Committee, Mr. Gero pioneered the Retention Plan and insurance for members. He guided the Clearing House Committee in revising the Clearing House Rules, for which the Board of Directors adopted a special resolution of commendation. He now serves on the FCM Committee of the FIA.

Mr. Gero is also a member of all the CEC Commodity Exchanges and the AMEX and serves on the Finance, Admissions and Nominating Committees for other CEC exchanges. In 1988 and 1991, Mr. Gero served as Chairman for the NYMEX Nominating Committee. Recently, he chaired NYBOT Nominating Committee. For over 10 years, he was an Allied Member of the New York Stock Exchange, and a member of the Hearing Board. He now serves on their Arbitration Panel. He also authored a text called Precious Metals. Mr. Gero is presently Chairman of the Commodity Floor Brokers and Traders Association, which includes members of all the CEC Exchanges. He has also served as a Director of the CEC and is the Secretary of the Futures and Options for Kids Fund. He was elected to the Board of the FINEX and the NY Cotton Exchange in 1995. Commodity Clearing Corp. elected him Director in 1996. The IPMI, International Precious Metals Institute elected him Director in 1999.

Previously he served as a member of the Joint Task Force, Steering Committee, Swap and OTC Derivative Product Committees of the Security Industry Association and the FCM Committee of the FIA. Mr. Gero was a Director of Research and Director of International Divisions of several New York Stock Exchange Firms.

Mr. Gero graduated from the New York University School of Commerce. He received his Investment Banking Certificate from the Investment Bankers Association at the Wharton School in 1965, and is an Associate of the Financial Accounting of Great Britain.

                                    AT LARGE

                              [ERIC BOLLING PHOTO]

                            -----------------------
                               ERIC BOLLING (RBI)

     Eric Bolling (RBI) has been a member of NYMEX since 1988. He currently owns three seats on the NYMEX. Eric serves on the Natural Gas Advisory and Local Advisory Committees. In the past, Mr. Bolling has served on the Adjudication, Floor and Options Advisory Committees. Additionally, he is both a seat owner and member of COMEX and NYBOT.

     Mr. Bolling began at NYMEX as a floor broker for SHB Commodities in 1988. Previously, he worked for Mobil Oil as a marketing representative. His career in the Energy industry began after a shoulder injury ended his career with the Pittsburgh Pirates in 1985. He received a Bachelor of Arts in Economics from Rollins College in Winter Park, Florida in 1984.

     Mr. Bolling says, "Two years ago, people were convinced that our open-outcry system was a dinosaur about to become extinct. We were told that Enron Online and other electronic platforms were the wave of the future. Today the collapse of Enron has put the energy trading community and NYMEX on the front page of every newspaper."

     Mr. Bolling believes that the advantages of doing business in an open-outcry environment where trading is completely transparent and strictly regulated have finally become apparent to the world at large. He is very conscious of the task at hand and is dedicated to giving 110% to integrating the best of open-outcry with the best of electronic order routing in order to make our markets as efficient as possible.

     Mr. Bolling envisions a day when a trader can click on his computer and directly route his energy order to his broker in the pit, to NYMEX's e-mini platform or to NYMEX's OTC platform. Mr. Bolling sees this as an opportunity that will open the door for "new players" to enter our markets, which in turn will enhance NYMEX's value. "I truly believe that the next 3 years will determine what role NYMEX serves in the energy community for the next 30 years."

     This past November, Mr. Bolling held a fundraiser benefiting the 'Widows and Children of the New York Firefighters Fund'. During the summer, Mr. Bolling serves as a mentor to the MBF Clearing Corporation summer intern program. Mr. Bolling currently resides in Livingston, New Jersey with his wife Adrienne and son Eric Chase, 3.

                               RICHARD BUCCELLATO
                                     "BUCC"


Richard Buccellato has both trading experience and diverse business interests which make him a strong candidate for a position on the Board. "Bucc," as those at the Exchange know him, has been a NYMEX member since 1974, a COMEX member since 1979 and a COTTON member since 1977. In 1972, the inception of his career, he worked as a clerk for a floor operation owned by his brother Victor. In the last 30 years he has operated a floor brokerage operation, a clearinghouse for locals, B&B Commodities, and a self-clearing house, Bucc Trading Corp. 007, which is still active today. During his tenure, Bucc has served on numerous committees and currently serves on both the NYMEX Adjudication and Finance Committees. In addition, since its origination, he has been a Director of the Commodity Floor Brokers and Traders Association.

Bucc has diversified business experience and interests in addition to those associated with the Commodities Industry. He has owned and managed many businesses related to the Internet, Real Estate, Insurance and Manufacturing Industries, which have profited in important sectors of our economic structure. For example, HMS offers invaluable insurance coverage to home buyers via realtors on a national basis. Bucc's solely owned company, Buccel, owns the exclusive right to sell the HMS plan to buyers in the eight states which comprise the Northeast Corridor. Additionally, Bucc is co-owner of Seal Brand Products, an import/export manufacturer of a wide variety of patented plastic products currently being offered on the QVC Network and on the shelves of your local supermarket.

Bucc's trading experience and diversified business interests merged in 1999 when he was the first to bring electronic trading in equities to our downtown area. Although he was raised prior to the internet revolution occurred, Bucc's vision of an ever changing economy and trading industry led him to enter a partnership with Tradescape Corp., a premier securities electronic trading platform company in 1999.

While Bucc is proud of his accomplishments in businesses unrelated to trading, our industry remains his focus and passion. He recognizes that it has been the trading industry which has afforded him unlimited opportunities, both professionally and personally. With this recognition has come a sense of gratitude and loyalty to our industry as whole.

At a time when the board must be acutely aware of external factors and the ramifications of becoming a for-profit corporation, Bucc realizes that sometimes, what is best for the entity is not necessarily what is best for its members or stockholders. Bucc stresses that the transient nature of our industry requires that its board members not only possess the insight to anticipate and react to the inevitable changes the future will bring, but also the conviction to defend and protect the rights of those who have made this industry what it is today.

Bucc was raised in Bensonhurst, Brooklyn. He attended Layfayette H.S., and Pratt Institute of Art, and is an alumnus of Mondell Institute of Architecture. He and his wife, JoAnn, have four daughters and have resided in Holmdel, NJ for over 20 years. Buc believes that his strongest qualities are loyalty and common sense, and that they both are derivatives of being street smart.

STRONGEST PHILOSOPHY: "Don't live to work, work to live."

GREATEST ACCOMPLISHMENT: Creating with his wife a family that consists of individuals who never forget the importance and value of family.

Daniel Dicker  Born: May 4, 1960
Married: 2 Children -- Samuel, age 11  Rachel, age 10
Wife -- Barbara
Residence: 20 Ascot Ridge, Great Neck, N.Y. 10021
School: State University of NY @ StonyBrook: BA 1982 (History)
Work History: Commodities Trader, NYMEX since 1984 (Own 2 memberships)
Extracurricular: Play trombone, chess and build Hi-fidelity sound equipment
                 Swim for the NYMEX "Swim Across America" fundraiser


Fellow Shareholders,
The last 10 months have seen new leadership at NYMEX address, if not resolve, many of the issues that inspired my previous run for a board seat least year. E-NYMEX, a potentially crippling financial burden has been effectively abandoned. In addition, the cutting of staff and the reduction in unnecessary expenses have made the exchange profitable once again this year, if only marginally so. The heroic efforts of our leadership allowed us to move swiftly and decisively beyond the tragedy of 9/11, minimizing our financial exposure and helping us all cope with our personal losses. The strength of our seat prices reflects some of this progress we have made.

Yet, one cannot help but feel that the recent health of our organization is due more to good fortune than good foresight. The hiccups in the restructuring of the IPE, the questions of liquidity on the ICE, but particularly the rapid demise of Enron and its E-Online platform have all contributed to making our Exchange the premiere vehicle for energy trading and risk management. But I fear that this advantage will not last long unless we actively pursue our "lucky" circumstances.

As Washington and the business community recoil from Enron and its freewheeling, undisciplined, unregulated business model, our Exchange and its business practices should stand in sharp contrast; we are federally regulated and all trades are guaranteed by our clearinghouses. The opportunities for political support and widespread recognition have never been greater. Further, this newly found support could become an excellent springboard for expansion -- not only in our clearinghouse structure, but also into new contracts. In particular, I have continued to urge that NYMEX reintroduce electricity futures. The national deregulation of electricity, although slowed by the California crisis, will nonetheless continue. In my view, electricity represents our best opportunity for a new, long-term, continually profitable group of contracts -- particularly since the playing field of viable electricity commodity instruments has again been emptied by Enron's collapse.

I believe that we have only begun to tap our full potential. Mergers, IPO's or other wishful restructurings will become more than mere rumor when we come closer to realizing that potential. I ask for your support to so that I may help our exchange accomplish that.

Sincerely,
Daniel Dicker
(DANO) 917-402-2860 dbdicker@worldnet.att.net

                                 EQUITY HOLDER

                            JOSEPH CICCHETTI "CICH"

     Joseph Cicchetti has traded commodities on NYMEX as a ring trader and floor broker for more than twenty-seven years. He is a member of the New York Mercantile Exchange and the New York Board of Trade. He developed the Tradewise Technical System for the education of professional ring traders and brokers, and created the "MarketWatch" a technical trading report used by over 400 NYMEX Traders daily. Early in 1977 he created advanced technical concepts and strategies for trading commodities and stocks. With the advent of the CPU and increased software developments, Tradewise has evolved into a leader in the production of technical trading reports and educational services.

     Joseph Cicchetti is an educator and lecturer, conducting public and private seminars on the art of technical trading. He is also a professional instructor for NYMEX's ring traders. He is a member of the NYMEX Training and Education committee and Technology Committee. Served for many years as a veteran member of the NYMEX Business Conduct Committee, and Floor Committee. He is currently the Equity representative to the NYMEX Board of directors. He is registered as a Commodity Trade Advisor, a Floor Broker, and a Business Information Newsletter Publisher. He is associated with the largest commodity clearinghouses, affiliated with members of the New York Stock Exchange, the American Stock Exchange and the Philadelphia Stock Exchange. He is currently trading, managing and consulting with some of the larger Futures and NASDAQ day trading operations located at NYMEX. He is an original member of the NYMEX equity advisory committee.

                                                                         1/22/02

                       JAMES M. MINDLING NYMEX BIOGRAPHY

James M. Mindling brings a diverse background of business and personal experience to NYMEX.

A NYMEX Member since 1979, he offers the perspective of a Commodity insider, as well as the view of someone outside the industry; a person who is willing and able to consider new approaches and solutions, someone who has been involved in other types of businesses and projects, requiring he development of creative, imaginative and workable ideas.

He offers the perspective of a paradigm-breaker, one who is willing to make changes or at least consider them, to bring NYMEX into the new century.

The Board has many people who know the Exchange and the Commodity Business. However, he feels that it also needs thinking beyond the Exchange, off the floor, outside the everyday trading community; more creative marketing and business thinking; the implementation and integration of our current product structure into new markets.

Global partnering, including electronic and floor trading, is a business that must be forward looking and innovative, and it is toward this goal that he proposes his election to a position on the NYMEX Board.

His commodity experience began while working for E.F. Hutton, on the IMM/CME, in Chicago, as a trader/broker. After that, he worked in Los Angeles with Paramount Pictures, coordinating their Merchandising and Licensing for all Motion Picture and Television Production. Concurrently, he owned and operated a wholesale tour company, based in Los Angeles and Beverly Hills, California. The company concentrated primarily on student tours to Europe, and entertainment road tours.

From 1988 until 1994, he traded both on and off the NYMEX Floor, and served as a NYMEX Committee Member.

In 1994, he turned to Commercial Real Estate Development, concentrating primarily on projects in Aspen, Colorado. During this time in Aspen, he developed a shopping center, operated a Motion Picture Theatre and marketed a Riverfront Ranch.

Jim lives in Weston, Ct. with his 5 year old daughter. In Vermont, where he also has a residence, he is a member of the Sage City Syndicate, which assists in development of the N. Bennington, Vermont area. Jim has also been an integral part of a group, which developed a new athletic facility for academically and emotionally challenged children in Ramat Hadassah, Israel.

                                  ROBERT SAHN

Robert Sahn has been a member of the New York Mercantile Exchange for 20 years. Prior to joining the NYMEX, Mr. Sahn studied agriculture at Arizona State University. Mr. Sahn started his career on the floor with Heinhold Commodities. Mr. Sahn then founded RIS commodities, which was one of the largest floor operations employing 60 individuals and owning 10 memberships. He was also the first member of the NYMEX to become a member of the IPE in London. At present, Mr. Sahn is an associated person with DPM Futures, an IB active in all commodities traded on the NYMEX.

Mr. Sahn was recently asked his opinion on the present NYMEX environment. "My main interest is keeping the floor as a viable place to earn a living", Sahn said. "I am seeking to enhance current seat and lease values. I believe you accomplish that through new product introduction, variable contract sizes such as mini-contracts and consistently upgrading the efficiency of the floor operation", he stated. Mr. Sahn is concerned with the proposed plans to join the ICE group. Sahn believes that this is not in the best interest of the membership. "Why would we conclude a deal with ICE, when it does not accurately value each member's seat?" If there is a deal to be done, it has to be fair for all and not just a select few." Sahn is concerned that several key NYMEX members and senior staff member may benefit on a greater basis than the general membership.

Sahn also said, "Several electronic exchanges have emerged with the backing of industry participants. It is important that the NYMEX retains its "third party" autonomous relationship with the market so there are no questions of biased behaviour." On future technology, Sahn stated, "The Exchange should continue to develop an electronic platform that complements the open outcry system. This platform should update the efficiency of present clearing operations as well as increase market share in the fast-growing energy OTC markets. Communication between the Exchange Board and its membership should also be increased. Minutes should be published and distributed within two days of a Board meeting", Sahn replied.

Sahn also would like to see the rules change on corporations who are holding the minimum of two seats without the ability to lease them. "If you allow the member firms to lease one of their extra seats, the lease prices would move to an economic level. At current levels it is prohibitive for Floor Brokers to expand their business which ultimately hurts the overall exchange".

Robert Sahn believes that with these ideas, the value of the memberships will continue to strengthen and the New York Mercantile Exchange will continue to be the leader in the global energy markets.

                                     PUBLIC

                                MELVYN J. FALIS
                                PUBLIC DIRECTOR


     I presently serve as a Public Director on the Board of Directors of NYMEX and seek re-election in that capacity.

     NYMEX is entering its most critical stage as an Exchange in its long existence. As a result of the recent approval by Congress of legislation affecting the manner in which commodities are traded throughout the world, NYMEX must not only maintain its competitive edge with other Exchanges, but as a matter of greater importance, act to withstand direct competition from private industry.

For more than 20 years, I have been closely dedicated to the NYMEX community. I previously served as General Counsel of NYMEX and was a principal author of the Heating Oil Contract. In that capacity, I met in person with each of the Commissioners of the CFTC to assure that NYMEX and its members be given the opportunity to achieve that historic breakthrough in the oil industry. Prior to serving as NYMEX's General Counsel, I was commodities and securities counsel for one of the largest Futures Commission Merchants (FCM) in the world. In that capacity I coordinated the FCM's business development plans in Latin America, Europe and Asia. I appeared before the House and Senate with respect to changes in business outlook and commented on various business proposals offered by Congress on both commodities and securities. While continuing my representation of all facets of the industry, I further serve as a public member on the Board of Directors of the Commodity Floor Brokers and Traders Association (CFBTA).

     NYMEX must have the foresight to contend with an industry that is changing dramatically and will so continue in the foreseeable future. Keeping pace with other Exchanges is simply not enough, anymore. To achieve set goals requires a most vigorous and unrelenting effort which I will continue to do.